UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2022

AROGO CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41179	87-1118179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Brickell Avenue, Penthouse 5, Miami, FL 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (786) 442-1482

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	AOGOU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	AOGO	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AOGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

The Merger

On April 25, 2022, Arogo Capital Acquisition Corp., a Delaware corporation (“Arogo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Arogo, Arogo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Arogo (“Merger Sub”), Eon Reality, Inc., a California corporation (“EON”), Koo Dom Investment, LLC, in its capacity as (“Purchaser Representative”), and EON, in its capacity as (“Seller Representative”).

Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into EON, with EON continuing as the surviving corporation (the “Surviving Corporation”).

Merger Consideration

As consideration for the Merger, the holders of EON securities collectively shall be entitled to receive from Arogo, in the aggregate, a number of Arogo securities with an aggregate value equal to (the “Merger Consideration”) (a) Five Hundred and Fifty Million U.S. Dollars ($550,000,000) minus (b) the amount of Closing Net Indebtedness (the total portion of the Merger Consideration amount payable to all EON Stockholders in accordance with the Merger Agreement is also referred to herein as the “Stockholder Merger Consideration”). Additionally, the Company shall make available to EON (x) up to $105,052,500 Million U.S. Dollars for working capital use and general corporate purposes, assuming no redemptions (the “Primary Capital”) and (y) the proceeds from any PIPE Investment, any other alternative PIPE Investment and any other Private Placements, subject to the Closing conditions. The closing of a PIPE investment is not a condition to closing of the Merger Agreement. There is no minimum cash condition to the closing of the Merger Agreement.

The Merger Consideration otherwise payable to EON stockholders is subject to the withholding of a number of shares of Arogo common stock equal to three percent (3.0%) of the Merger Consideration (the “Escrow Shares”) to be placed in escrow for post-closing adjustments (if any) to the Merger Consideration (the “Escrow Amount”), after the Closing, based on confirmed amounts of the Closing Net Indebtedness of EON as of the Closing Date. If the adjustment is a negative adjustment in favor of Arogo, the escrow agent shall distribute to Arogo a number of Escrow Shares of Arogo common stock with a value equal to the adjustment amount divided by the redemption price. If the adjustment is a positive adjustment in favor of EON, Arogo will issue to the EON stockholders an additional number of Escrow Shares of Arogo common stock with a value equal to the adjustment amount divided by the redemption price.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of Arogo, Merger Sub and EON. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Covenants of the Parties

Under the Merger Agreement, each party agrees to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, the filing of Arogo’s registration statement and proxy statement for the transaction (which includes the adoption of a new equity incentive plan for Arogo with a number of awards thereunder equal to 10% of the issued and outstanding shares of Arogo immediately after the Closing) and other public filings with the SEC and Nasdaq, holding of stockholders meetings by both parties, notice of breaches, no insider trading, indemnification of directors and officers, restrictive covenants, use of trust proceeds and the PIPE Investment, if any, and other customary covenants. The parties also have agreed to the following covenants:

●	Each party is subject to a “no-shop” obligation between signing of the Merger Agreement and Closing and will not be allowed to solicit or discuss competing transactions with other potential parties during such time period.

●	The Arogo board of directors after the Closing will consist of five directors. The Post-Closing Purchaser Board, shall include one (1) Independent Director that is designated by the Purchaser prior to the Closing (the “Purchaser Director”), one (1) Independent Director that is designated by the Purchaser Representative (the “Purchaser Representative Director”) and three (3) directors that are designated by the Company prior to the Closing (the “Company Directors”), at least one (1) of whom shall be required to qualify as an Independent Director under Nasdaq rules.

●	EON shall use its commercially reasonable efforts to deliver audited financial statements prepared in accordance with GAAP and audited in accordance with PCAOB auditing standards for the fiscal years ended December 31, 2021 to Arogo by June 30, 2022.

Indemnification

The representations and warranties of EON and Arogo contained in the Merger Agreement will not survive the Closing, and from and after the Closing, EON and Arogo will not have any further obligations, nor shall any claim be asserted or action be brought against EON and Arogo or their respective representatives with respect thereto. The covenants and agreements made by EON and Arogo in the Merger Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

Conditions to Consummation of the Merger

The consummation of the Merger is subject to customary Closing conditions unless waived, including:

●	the approval by the stockholders of each of EON and Arogo;

●	approvals of any required governmental authorities and the expiration or termination of any anti-trust waiting periods;

●	receipt of specified third-party consents;

●	no law or order preventing the transactions;

●	no material uncured breach by the other party;

●	after giving effect to the redemption, Arogo shall have at least $5,000,001 of net tangible assets as required by its charter;

●	the members of the post-Closing Arogo board shall have been elected or appointed as of the Closing;

●	the parties agree to waive any minimum cash requirement as a Closing condition;

●	the Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement;

●	the shares of Arogo common stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

●	no party to the agreement shall have caused a WARN-type event, in whole or in part, ninety (90) days before, on, or ninety (90) days following the closing.

In addition, unless waived by EON, the obligations of EON to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Arogo being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) Arogo having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing; and (c) absence of any Material Adverse Effect with respect to Arogo since the date of the Merger Agreement which is continuing and uncured.

Unless waived by Arogo, the obligations of Arogo and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of EON being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) EON having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing; and (c) absence of any Material Adverse Effect with respect to EON as a whole since the date of the Merger Agreement which is continuing and uncured.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual agreement;

●	for the other party’s uncured breach;

●	if there is a government order preventing the Closing;

●	by either party if the Closing does not occur by November 15, 2022;

●	by Arogo if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on EON that is continuing and uncured;

●	by Arogo or EON if the Arogo stockholders vote and do not approve the transactions contemplated by the Merger Agreement;

●	by Arogo or EON if the EON stockholders vote and do not approve the transactions contemplated by the Merger Agreement; and

●	by Arogo or EON, if EON fails to deliver the Audited Company Financials for the year ended December 31, 2021 to the Purchaser by June 30, 2022.

Trust Account Waiver

EON agrees that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Arogo’s trust account held for its public shareholders, and agrees not to, and waives any right to, make any claim against the trust account (including any distributions therefrom).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) have certain limited exceptions, will not survive consummation of the Merger indefinitely unless otherwise stated in the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Arogo, its respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Arogo or EON, their respective affiliates and their respective businesses included in the filings they make with the Securities and Exchange Commission.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as exhibits. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreement

Simultaneously with the Closing, certain significant stockholders of EON will enter into lock-up agreements (the “Lock-up Agreements”) providing for a lock-up period commencing on the Closing Date and ending 12 months after such date on the Restricted Shares to be held by the Company Securities Holders (such period, the “Lock-Up Period” which may be extended from time to time by the Company).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lock-up Agreements, the form of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the Closing, certain significant stockholders of EON entered into non-competition and non-solicitation agreements (the “Non-Competition Agreements”), pursuant to which they agreed not to compete with Arogo, EON and their respective subsidiaries during the five-year period following the Closing and, during such five-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contains customary non-disparagement and confidentiality provisions.

The foregoing description of the Non-Competition Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Competition Agreements, the form of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

At the Closing, certain investors of Arogo will enter into a registration rights agreement with Arogo providing for the right up to three (3) demand registrations, piggy-back registrations, and short-form registrations with respect to the Merger Consideration shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of agreement, which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Purchaser Support Agreement

In connection with entry into the Merger Agreement, Arogo, Purchaser Representative, and EON entered into a Purchaser Support Agreement pursuant to which the Purchaser Representative has agreed to vote its Company securities in favor of the approval of the Merger Agreement and the Business Combination and to take other customary actions to cause the Business Combination to occur.

The foregoing description of the Purchaser Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, copy of which, or the form of which, is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Restrictive Covenant Agreement

Arogo, Purchaser Representative and certain of their respective stockholders (“Purchaser Parties”) have entered into a Restrictive Covenant Agreement with EON and its affiliates for a period commencing on the Closing Date and ending on the fifth (5th) anniversary thereof (the "Restrictive Period"), wherein the Purchaser Parties shall not, without the prior written consent of Seller Representative, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for or be or become engaged or involved in any Restricted Business subject to certain exceptions more fully described in the exhibit herein.

The foregoing description of the Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Restrictive Covenant Agreement, copy of which, or the form of which, is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Voting Agreement

In connection with entry into the Merger Agreement, EON entered into Voting Agreements with certain significant stockholders of EON holding approximately 5% or more of the outstanding shares of EON (the “EON Stockholders”) pursuant to which the EON Stockholders have agreed to vote their securities in favor of the approval of the Merger Agreement and the Business Combination and to take other customary actions to cause the Business Combination to occur.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, copy of which, or the form of which, is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Arogo 2022 Equity Incentive Plan

At the Closing, the Arogo 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) will provide for the grant of equity incentives up to a maximum of 10% of the shares of the Class A Common Stock outstanding at the time of effectiveness of the 2022 Equity Incentive Plan to the directors, officers, employees, consultants and advisors of Arogo.

The foregoing description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2022 Equity Incentive Plan, copy of which, or the form of which, is filed as Exhibit 10.7 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 26, 2022, Arogo issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

The foregoing (including Exhibits 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward Looking Statements

This communication contains certain statements which may be deemed as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding EON Reality’s industry and market sizes, future opportunities for EON Reality and Arogo, EON Reality’s estimated future results and the proposed business combination between Arogo and EON Reality, including the implied enterprise value, the expected transaction and ownership structure and the likelihood, timing and ability of the parties to successfully consummate the proposed transaction. Such forward-looking statements are based upon the current beliefs and expectations of the management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the management’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Arogo’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the business combination, including the occurrence of any event, change, legal proceedings instituted against EON Reality or against Arogo related to the business combination agreement or the management team, or other circumstances that could give rise to the termination of the business combination agreement; the inability to complete the transactions contemplated by the business combination agreement due to the failure to obtain approval of Arogo’s stockholders; redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Stock Market’s initial listing standards in connection with the consummation of the contemplated transactions; costs related to the transactions contemplated by the business combination agreement; a delay or failure to realize the expected benefits from the proposed business combination transaction including EON Reality’s ability to effectively develop and successfully market new products, solutions and services, and to effectively address cost reductions and other changes in its industry; risks related to disruption of management’s time from ongoing business operations due to the proposed business combination transaction; changes in the virtual reality markets in which EON Reality competes, including with respect to its competitive landscape, technology evolution or regulatory changes on solutions, services, labor matters, international economic, political, legal, compliance and business factors; developments and uncertainties in domestic and foreign trade policies and regulations, and other regulations which may cause contractions or affect growth rates and cyclicality of markets EON Reality serve; disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events; changes in domestic and global general economic conditions; risk that EON Reality may not be able to execute its growth strategies; security breaches or other disruptions of EON Reality information technology systems or violations of data privacy laws; EON Reality’s inability to adequately protect its intellectual property; risks related to the ongoing COVID-19 pandemic and response, including new variants of the virus; the pace of recovery in the markets in which EON Reality operates; global supply chain disruptions and potential staffing shortages at potential customers which may have a trickle-down effect on EON Reality; risk that EON Reality may not be able to develop and maintain effective internal controls; and other risks and uncertainties indicated in Arogo’s final prospectus, dated December 23, 2021, for its initial public offering, and those that will be contained in the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in Arogo’s other filings with the SEC. EON Reality and Arogo caution that the foregoing list of factors is not exclusive. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the management’s control. All information set forth herein speaks only as of the date hereof in the case of information about Arogo and EON Reality or the date of such information in the case of information from persons other than Arogo or EON Reality, and except to the extent required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements as a result of new information, future events and developments or otherwise occurring after the date of this communication. Forecasts and estimates regarding EON Reality’s industry and markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Neither Arogo nor EON Reality gives any assurance that either Arogo or EON Reality, respectively, will achieve its expectations.

Additional Information and Where to Find It

For additional information on the proposed business combination transaction, see Arogo’s Current Report on Form 8-K, which will be filed concurrently with this press release. In connection with the proposed business combination transaction, Arogo intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4, which will include a proxy statement/prospectus of Arogo, and other documents regarding the proposed business combination transaction. Arogo’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination transaction, as these materials will contain important information about EON Reality, Arogo and the proposed business combination transaction. Promptly after the Form S-4 is declared effective by the SEC, Arogo will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the meeting relating to the approval of the business combination and other proposals set forth in the proxy statement/prospectus. Before making any voting or investment decision, investors and stockholders of Arogo are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed business combination transaction. The documents filed by Arogo with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, (Registration No. 333-259338), or by directing a request to Arogo Capital Acquisition Corp., 848 Brickell Avenue, Penthouse 5, Miami, FL 33131.

No Offer or Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination, or (ii) an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act.

Participants in the Solicitation

Arogo and its directors and executive officers may be deemed participants in the solicitation of proxies from its stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Arogo will be included in the proxy statement/prospectus for the proposed business combination when available at www.sec.gov. Information about Arogo’s directors and executive officers and their ownership of Arogo common stock is set forth in Arogo’s prospectus, dated December 23, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

EON Reality and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Arogo in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated April 25, 2022, by and among Arogo, Merger Sub, EON, Koo Dom Investment LLC as Purchaser Representative and EON as Seller Representative.
10.1	Form of Lock-up Agreement.
10.2	Non-Competition Agreement.
10.3	Registration Rights Agreement.
10.4	Purchaser Support Agreement.
10.5	Restrictive Covenant Agreement
10.6	Voting Agreement
10.7	2022 Equity Incentive Plan
99.1	Press Release, dated April 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROGO CAPITAL ACQUISITION CORP.

	By:	/s/ Suradech Taweesaengsakulthai
		Name:	Suradech Taweesaengsakulthai
		Title:	Chief Executive Officer

Dated: April 26, 2022